UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

January 7, 2014 (January 2, 2014)

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MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Fiscal 2014 Base Salaries. On January 2, 2014, the Compensation Committee of the Board of Directors of MOCON, Inc. approved base salary increases for MOCON’s executive officers to be effective January 1, 2014. The fiscal 2014 base salaries for MOCON’s executive officers, as set forth in the table below, represent increases ranging from three to ten percent over each such individual’s base salary for 2013. The various increases represent a combination of merit increases and market rate adjustments.

Name	Title	2014 Base Salary
Robert L. Demorest	Chairman of the Board, President and Chief Executive Officer	$366,293
Daniel W. Mayer	Executive Vice President and Chief Technical Officer	$253,586
Darrell B. Lee	Vice President, Chief Financial Officer, Treasurer and Secretary	$214,650
Donald N. DeMorett	Chief Operating Officer	$247,500

Fiscal 2014 Incentive Pay Plan. In addition to base compensation, MOCON provides its executive officers and other employees a direct financial incentive to achieve MOCON’s annual financial, earnings and other goals through the MOCON, Inc. Incentive Pay Plan, which was established pursuant to resolutions of the Compensation Committee effective January 1, 2003 (and amended on October 4, 2010). The amended plan was filed as Exhibit 10.1 to the Form 8-K MOCON filed on October 6, 2010. Under the Incentive Pay Plan, annual goals are measured by MOCON’s annual net income before income taxes and incentives for all the above-named executive officers. The Incentive Pay Plan contemplates that each year the Compensation Committee will establish goal amounts for MOCON’s executive officers and will determine the percentage of salary at goal for MOCON’s executive officers. On January 2, 2014, the Compensation Committee established these goal amounts and determined these percentages. Although the goal amounts are confidential, the 2014 percentages of salary at goal range from forty percent to sixty-five percent of 2014 base salary earned, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of one hundred fifty percent. The fiscal 2014 goals and percentages of salary were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2014 Special Performance Related Bonuses. On January 2, 2014, the Compensation Committee decided to establish a special performance related bonus arrangement for each of Messrs. Demorest, Mayer, Lee, and DeMorett to further motivate these individuals to attain a certain company-related performance goal in addition to the profitability performance-related goals covered under MOCON’s Incentive Pay Plan. While the specific performance goal remains confidential, if achieved, the bonuses will be in the form of an extra week of paid vacation, an all-expense paid trip for two, up to maximum amounts ranging from $10,000 to $13,000, and cash in an amount sufficient to cover each individual’s income tax obligation on the bonus. The terms of the fiscal 2014 special performance related bonuses were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: January 7, 2014	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary